AGREEMENT AND PLAN OF REORGANIZATION AND REDOMICILIATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION AND REDOMICILIATION ("AGREEMENT") is made as of the 1st day of November, 2006, by and among the E*TRADE Funds, a Delaware statutory trust ("ACQUIRING TRUST"), on behalf of its series, E*TRADE Delphi Value Fund ("ACQUIRING FUND"), with its principal place of business at 671 N. Glebe Road, 12th Floor, Arlington, Virginia 22203, Kobren Insight Funds, a Massachusetts business trust ("ACQUIRED TRUST"), on behalf of its series, Delphi Value Fund ("ACQUIRED FUND"), with its principal place of business at 20 William Street, Suite 310, Wellesley Hills, Massachusetts 02481 and, solely for purposes of Section 10.2 hereof, E*TRADE FINANCIAL Corporation. The Acquiring Fund and the Acquired Fund are sometimes referred to collectively herein as "FUNDS" and individually as "FUND."

         This Agreement is intended to be and is adopted as a plan of a "reorganization" as defined in Section 368(a)(1)(F) of the United States Internal Revenue Code of 1986, as amended ("CODE") and the Treasury Regulations thereunder. The reorganization ("REORGANIZATION") will consist of (1) the transfer of all of the assets of the Acquired Fund to the Acquiring Fund solely in exchange for (A) the issuance of shares of beneficial interest of the Acquiring Fund (collectively, "ACQUIRING FUND SHARES" and each, an "ACQUIRING FUND SHARE") to the Acquired Fund, and (B) the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund on the closing date of the Reorganization ("CLOSING DATE"), and (2) the distribution by the Acquired Fund, on or promptly after the Closing Date as provided herein, of the Acquiring Fund Shares to the shareholders of the Acquired Fund in liquidation and dissolution of the Acquired Fund, all upon the terms and conditions hereinafter set forth in this Agreement.

         WHEREAS, the Acquiring Trust and the Acquired Trust are each registered investment companies classified as management companies of the open-end type.

         WHEREAS, the Acquiring Fund has been organized in order to continue the business and operations of the Acquired Fund.

         WHEREAS, the Acquiring Fund has no assets and has carried on no business activities prior to the date first shown above and will have had no assets and will have carried on no business activities prior to the consummation of the transaction described herein.

         WHEREAS, the Acquiring Fund is authorized to issue shares of beneficial interest.

         WHEREAS, following the closing of the Reorganization, the Acquired Trust will deregister as an investment company in accordance with the rules and regulations of the Securities and Exchange Commission.

         WHEREAS, following the effective date of its deregistration the Acquired Trust shall voluntarily dissolve in accordance with Massachusetts law.

         WHEREAS, the Board of Trustees of the Acquiring Trust has determined that the Reorganization is in the best interests of the Acquiring Fund and its shareholders and that the interests of the existing shareholders will not be diluted as a result of this transaction.

         WHEREAS, the Board of Trustees of the Acquired Trust, has determined that the Reorganization is in the best interests of the Acquired Fund and its shareholders and that the interests of the existing shareholders will not be diluted as a result of this transaction.

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         NOW,  THEREFORE,  in consideration of the premises of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. TRANSFER OF ASSETS OF THE ACQUIRED FUND IN EXCHANGE FOR THE ACQUIRING FUND SHARES AND ASSUMPTION OF THE ASSUMED LIABILITIES; LIQUIDATION AND TERMINATION OF THE ACQUIRED FUND.

         1.1 Subject to the requisite approvals, including the approval of the Acquired Fund's shareholders, terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Acquired Fund will sell, assign, convey, transfer and deliver all of its property and assets as set forth in Section 1.2 ("ACQUIRED ASSETS") to the Acquiring Fund free and clear of all liens and encumbrances, liens for taxes not yet due and contractual restrictions, if any, on the transfer of the Acquired Assets and the Acquiring Fund agrees in exchange therefor: (i) to issue to the Acquired Fund the number of Acquiring Fund Shares, including fractional Acquiring Fund Shares, of each class with an aggregate net asset value ("NAV") equal to the NAV of the Acquired Fund attributable to the corresponding class of the Acquired Fund's shares, as determined in the manner set forth in Article 2; and (ii) to assume all of the liabilities (whether absolute or contingent, known or unknown) of the Acquired Fund ("ASSUMED LIABILITIES"). Such transactions shall take place at the Closing (as defined in Section 3.1 below).

         1.2 (a) The Acquired Assets shall consist of all of the Acquired Fund's assets and property, including, without limitation, all portfolio securities and instruments, dividends, receivables (including dividends, interest and other receivables), cash, cash equivalents, deferred or prepaid expenses, goodwill, rights and choses in action (whether absolute or contingent, known or unknown) of the Acquired Fund or the Acquired Trust in respect of the Acquired Fund, all other intangible property owned by the Acquired Fund, originals or copies of all books and records of the Acquired Fund, and all other assets of the Acquired Fund on the Closing Date. The Acquiring Fund shall also be entitled to receive copies of all records that the Acquired Fund is required to maintain under the Investment Company Act of 1940, as amended ("INVESTMENT COMPANY ACT"), and the rules of the Securities and Exchange Commission ("COMMISSION") thereunder to the extent such records pertain to the Acquired Fund.

         (b) The Acquired Fund has provided the Acquiring Fund with a list of the Acquired Assets as of the date of execution of this Agreement. The Acquired Fund reserves the right to sell any of such securities or other assets before the Closing Date (except to the extent sales may be limited by representations of the Acquired Fund contained herein and made in connection with the issuance of the tax opinion provided for in Section 8.5 hereof). For avoidance of doubt, reference is hereby made to Section 5.1 of this Agreement pursuant to which the Acquired Fund agrees to operate its business in the ordinary course and to comply in all material respects with all applicable laws, rules and regulations between the date hereof and the Closing Date.

         1.3 Immediately upon delivery to the Acquired Fund of the Acquiring Fund Shares, the Acquired Fund, as the then sole shareholder of the corresponding Acquiring Fund, shall (i) elect Trustees of the Acquiring Trust already approved by the Acquired Fund Shareholders (as defined in Section 1.5) at the meeting described in Section 5.2; (ii) approve the advisory and sub-advisory agreements previously approved by the Acquired Fund Shareholders (as defined in Section 1.5) at the meeting described in Section 5.2; (iii) approve the distribution and service plan pursuant to Rule 12b-1 under the 1940 Act for the retail class of the Acquiring Fund previously approved by the Acquired Fund Shareholders (as defined in Section 1.5) at the meeting described in Section 5.2; (iv) ratify the selection of Tait, Weller & Baker LLP; and (v) approve any other procedures, agreements and other matters requiring shareholder approval to commence operations for the Acquiring Fund.

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

         1.4 The Acquired Fund will endeavor to discharge all of its known liabilities and obligations that are or will become due prior to the Closing.

         1.5 Immediately following the action contemplated by Section 1.3, the Acquired Fund shall distribute pro rata to its shareholders of record, determined as of the close of regular trading on the New York Stock Exchange on the Closing Date ("ACQUIRED FUND SHAREHOLDERS"), the Acquiring Fund Shares received by the Acquired Fund pursuant to Section 1.1 hereof. Each Acquired Fund Shareholder shall receive the number of Acquiring Fund Shares of the class corresponding to the class of shares of beneficial interest in the Acquired Fund ("ACQUIRED FUND SHARES") held by such Acquired Fund Shareholder that have an aggregate NAV equal to the aggregate NAV of the Acquired Fund Shares held of record by such Acquired Fund Shareholder on the Closing Date. Such distribution will be accomplished by the Acquired Trust instructing the Acquiring Trust to transfer the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund established and maintained by the Acquiring Fund's transfer agent in the names of the Acquired Fund Shareholders and representing the respective pro rata number of the Acquiring Fund Shares due the Acquired Fund Shareholders. The Acquired Trust shall promptly provide the Acquiring Trust with evidence of such distribution and completely liquidate. Subsequently, the Acquired Trust will take all necessary action to reflect its deregistration as an investment company in accordance with the rules and regulations of the Commission. All issued and outstanding Acquired Fund Shares will simultaneously be cancelled on the books of the Acquired Fund, and the Acquired Fund will be dissolved. The Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares in connection with such exchange.

         1.6 Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund's transfer agent. Any certificates representing ownership of Acquired Fund Shares that remain outstanding on the Closing Date shall be deemed to be cancelled and shall no longer evidence ownership of Acquired Fund Shares.

         1.7 Any transfer taxes payable upon issuance of Acquiring Fund Shares in a name other than the registered holder of the Acquired Fund Shares on the books of the Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

         1.8 Any reporting responsibility of the Acquired Trust with respect to the Acquired Fund for taxable periods ending on or before the Closing Date, including, but not limited to, the responsibility for filing of regulatory reports, Tax Returns (as defined in Section 4.1(j)(O)), or other documents with the Commission, any state securities commissions, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Trust.

2.       VALUATION

         2.1 The value of the Acquired Assets shall be determined as of the time for calculation of the Acquired Fund's net asset value as set forth in the then-current prospectus for the Acquired Fund, and after the declaration of any dividends by the Acquired Fund, on the Closing Date (such time and date being hereinafter called the "VALUATION TIME"), computed using the valuation procedures agreed upon by the Boards of Trustees of the Acquired Trust and the Acquiring Trust. All computations of value shall be made by the fund accountant for the Acquired Fund, and shall be subject to confirmation by the fund accountant for the Acquiring Fund. The Acquired Fund shall cause the Acquired Fund Administrator to deliver a copy of its valuation report to the Acquiring Fund at the Closing (as defined in Section 3.1).

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

3.       CLOSING AND CLOSING DATE

         3.1 The Closing Date shall be November 17, 2006, or such later date as the parties may agree to in writing. All acts necessary to consummate the Reorganization ("CLOSING") shall be deemed to take place simultaneously as of the close of business on the Closing Date for the Reorganization, unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 4:00 p.m. (Eastern time) or such later time on that date as the Acquired Fund's net asset value is calculated in accordance with Section 2 and after the declaration of any dividends. The Closing shall be held at the offices of the Acquired Fund, or at such other place as the parties may agree.

         3.2 Portfolio securities that are held other than in book-entry form in the name of Mellon Trust of New England, N.A. ("ACQUIRED FUND CUSTODIAN") as record holder for the Acquired Fund shall be presented by the Acquired Fund to PFPC Trust Company ("ACQUIRING FUND CUSTODIAN") for examination no later than five (5) business days preceding the Closing Date. Such portfolio securities shall be delivered by the Acquired Fund to the Acquiring Fund Custodian for the account of the Acquiring Fund on the Closing Date, duly endorsed in proper form for transfer, in such condition as to constitute good delivery thereof in accordance with the custom of brokers, and shall be accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. Portfolio securities held of record by the Acquired Fund Custodian in book-entry form on behalf of the Acquired Fund shall be delivered by the Acquired Fund Custodian through the Depository Trust Company to the Acquiring Fund Custodian and by the Acquiring Fund Custodian recording the beneficial ownership thereof by the Acquiring Fund on the Acquiring Fund Custodian's records in accordance with the customary practices of the Acquiring Fund Custodian and of each securities depository, as defined by Rule 17f-4 under the 1940 Act. Any cash shall be delivered by the Acquired Fund Custodian transmitting immediately available funds by wire transfer to the Acquiring Fund Custodian the cash balances maintained by the Acquired Fund Custodian and the Acquiring Fund Custodian crediting such amount to the account of the Acquiring Fund.

         3.3 The Acquiring Fund Custodian shall deliver at the Closing a certificate of an authorized officer stating that: (a) the Acquired Assets have been delivered in proper form to the Acquiring Fund on the Closing Date, and (b) all necessary transfer taxes including all applicable federal and state stock transfer stamps, if any, have been paid, or provision for payment has been made in conjunction with the delivery of portfolio securities as part of the Acquired Assets.

         3.4 If on the Closing Date (a) the New York Stock Exchange is closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such exchange or elsewhere is disrupted so that, in the judgment of the Board of Trustees of either the Acquired Trust or the Acquiring Trust, accurate appraisal of the NAV of the Acquiring Fund Shares or the Acquired Fund pursuant to Article 2 is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

         3.5 The Acquired Fund shall deliver at the Closing a list of the names, addresses, federal taxpayer identification numbers and backup withholding and nonresident alien withholding status and certificates of the Acquired Fund
Shareholders and the number and percentage ownership of outstanding Acquired Fund Shares owned by each Acquired Fund Shareholder as of the Valuation Time, certified by the President or a Secretary of the Acquired Trust and its Treasurer, Secretary or other authorized officer ("SHAREHOLDER LIST") as being an accurate record of the information (a) provided by the Acquired Fund Shareholders, (b) provided by the Acquired Fund's Transfer Agent, or (c) derived from the Acquired Trust's records by such officers or one of the Acquired Trust's service providers. The Acquiring Fund shall issue and deliver to the Acquired Fund a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date, or provide evidence satisfactory to the Acquired Fund that such Acquiring

Fund Shares have been credited to the Acquired Fund's account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request.

4.       REPRESENTATIONS AND WARRANTIES

         4.1 Except as set forth on Schedule 4.1 hereto, the Acquired Trust, on behalf of the Acquired Fund, represents, warrants and covenants to the Acquiring Fund, which representations, warranties and covenants will be true and correct on the date hereof and on the Closing Date as though made on and as of the Closing Date, as follows:

         (a) The Acquired Fund is a series of the Acquired Trust. The Acquired Trust is a business trust validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the power to own all of its properties and assets and, subject to approval by the Acquired Fund's shareholders, to perform its obligations under this Agreement. The Acquired Fund is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would subject it to any material liability or disability. Each of the Acquired Trust and the Acquired Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted;

         (b) The Acquired Trust is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the Investment Company Act is in full force and effect;

         (c) The Acquired Trust is not in violation of, and the execution and delivery of this Agreement and the performance of its obligations under this Agreement in respect of the Acquired Fund will not result in a violation of, any provision of the Acquired Trust's Declaration of Trust or By-Laws or any material agreement, indenture, instrument, contract, lease or other undertaking with respect to the Acquired Fund to which the Acquired Trust is a party or by which the Acquired Fund or any of its assets are bound. The execution, delivery and performance of this Agreement will not result in the acceleration of any obligation, or the imposition of any penalty under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquired Trust, on behalf of the Acquired Fund, is a party or by which it is bound;

         (d) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated herein, except such as may be required under the Securities Act of 1933, as amended ("SECURITIES ACT"), the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT"), the Investment Company Act, and state securities laws;

         (e) No litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or to its knowledge threatened against the Acquired Fund or any of the Acquired Fund's properties or assets, that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Acquired Fund knows of no facts that might form the basis for the institution of such proceedings. Neither the Acquired Trust nor the Acquired Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquired Fund's business or its ability to consummate the transactions contemplated herein or would be binding upon the Acquiring Fund as the successor to the Acquired Fund;

         (f) All material contracts or other commitments of the Acquired Fund (other than this Agreement, contracts listed in SCHEDULE 4.1 and certain investment contracts, including options, futures and forward contracts) will terminate without liability to the Acquired Fund on or prior to the Closing Date. Each contract listed in Schedule 4.1 is a valid, binding and enforceable obligation of the Acquired Fund and to the Acquired Fund's knowledge, the other parties thereto (assuming due authorization, execution and delivery by the other parties thereto) and the assignment by the Acquired Fund to the Acquiring Fund of each such contract will not result in the termination of such contract, any breach or default thereunder by the Acquired Fund or the imposition of any penalty thereunder;

         (g) The Statement of Assets and Liabilities of the Acquired Fund, and the related Statements of Operations and Changes in Net Assets and Schedule of Investments, as of and for the fiscal year ended December 31, 2005, have been audited by Tait, Weller & Baker LLP, independent registered public accounting firm, and are in accordance with generally accepted accounting principles ("GAAP") consistently applied and fairly reflect, in all material respects, the financial condition of the Acquired Fund as of such date and the results of its operations for the period then ended, and all known liabilities, whether actual or contingent, of the Acquired Fund as of the date thereof required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP are disclosed therein. The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets and Schedule of Investments will be in accordance with GAAP consistently applied and will fairly reflect, in all material respects, the financial condition of the Acquired Fund as of such date and the results of its operations for the period then ended. The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets and Schedule of Investments (unaudited) of the Acquired Fund as of and for the six months ended June 30, 2006 are in accordance with GAAP consistently applied, and such statements fairly reflect, in all material respects, the financial condition of the Acquired Fund as of such date, and all liabilities, whether actual or contingent, of the Acquired Fund as of such date required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP are disclosed therein. Except for the Assumed Liabilities, the Acquired Fund will not have any known or contingent liabilities on the Closing Date. No significant deficiency, material weakness, fraud, significant change or other factor that could significantly affect the internal controls of the Acquired Fund has been disclosed or is required to be disclosed in the Acquired Fund's reports on Form N-CSR to enable the chief executive officer and chief financial officer or other officers of the Acquired Fund to make the certifications required by the Sarbanes-Oxley Act, and no deficiency, weakness, fraud, change, event or other factor exists that will be required to be disclosed in the Acquiring Fund's Form N-CSR after the Closing Date;

         (h) The current prospectus and statement of additional information of the Acquired Fund (true and correct copies of which have been delivered to the Acquiring Fund) and each prospectus and statement of additional information of the Acquired Fund used at all times prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the Securities Act and the Investment Company Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

         (i) Since the most recent fiscal year end, except as specifically disclosed in the Acquired Fund's prospectus, its statement of additional information as in effect on the date of this Agreement, or its semi-annual report for the six-month period ended June 30, 2006, there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities, business or prospects, or any incurrence by the Acquired Fund of indebtedness, except for normal contractual obligations incurred in the ordinary course of business or in connection with the settlement of purchases and sales of portfolio securities. For the purposes of this subparagraph (i) (but not for any other purpose of this Agreement), a decline in NAV per Acquired Fund Share arising out of its normal investment

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

operations or a decline in market values of securities in the Acquired Fund's portfolio or a decline in net assets of the Acquired Fund as a result of redemptions shall not constitute a material adverse change;

         (j) (A) For each taxable year of its operation, the Acquired Fund has satisfied, and for the current taxable year the Acquired Fund shall have met the requirements of Subchapter M of the Code for qualification and treatment as a "regulated investment company" and shall have elected to be treated as such. The Acquired Fund shall have been eligible to compute its federal income tax under
Section 852 of the Code and shall have  computed  its  federal  income tax under
Section 852 of the Code. The Acquired Fund will qualify as a regulated investment company as of the Closing Date and will satisfy the diversification requirements of Section 851(b)(3) of the Code without regard to the last sentence of Section 851(d) of the Code. For any taxable year not yet completed as of the end of the day on the Closing Date, the Acquired Trust reasonably expects that the Acquiring Fund, as successor to the Acquired Fund, will be able to meet the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and will be eligible to compute its federal income tax under Section 852 of the Code. The Acquired Fund has not taken any action, caused any action to be taken or caused any action to fail to be taken which action or failure could cause the Acquired Fund to fail to qualify as a regulated investment company under the Code. The Acquired Fund is a separate fund of the Acquired Trust within the meaning of Section 851(g) of the Code;

         (B) Within the times and in the manner prescribed by law, the Acquired Fund has properly filed on a timely basis all Tax Returns (as defined below) that it was required to file, and all such Tax Returns were complete and accurate in all material respects. The Acquired Fund has not been informed by any jurisdiction that the jurisdiction believes that the Acquired Fund was required to file any Tax Return that was not filed; and the Acquired Fund does not know of any basis upon which a jurisdiction could assert such a position;

         (C) The Acquired Fund has timely paid, in the manner prescribed by law, all Taxes (as defined below), which were due and payable or which were claimed to be due;

         (D) All Tax Returns filed by the Acquired Fund constitute complete and accurate reports of the respective Tax liabilities and all attributes of the Acquired Fund or, in the case of information returns and payee statements, the amounts required to be reported, and accurately set forth all items required to be included or reflected in such returns;

         (E) The Acquired Fund has not waived or extended any applicable statute of limitations relating to the assessment or collection of Taxes;

         (F) The Acquired Fund has not been notified that any examinations of the Tax Returns of the Acquired Fund are currently in progress or threatened, and no deficiencies have been asserted or assessed against the Acquired Fund as a result of any audit by the Internal Revenue Service or any state, local or foreign taxing authority, and, to its knowledge, no such deficiency has been proposed or threatened;

         (G) The Acquired Fund has no actual or potential liability for any Tax obligation of any taxpayer other than itself. The Acquired Fund is not and has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. The Acquired Fund is not a party to any Tax allocation, sharing, or indemnification agreement;

         (H) The unpaid Taxes of the Acquired Fund for tax periods through the Closing Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Statement of Assets and Liabilities, as defined in Section 5.7, rather than in any notes thereto ("TAX RESERVES"). All Taxes that the Acquired Fund is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been timely paid to the proper governmental agency;

         (I) The Acquired Fund has delivered to the Acquiring Fund or made available to the Acquiring Fund complete and accurate copies of all Tax Returns of the Acquired Fund, together with all related examination reports and statements of deficiency for all periods not closed under the applicable statutes of limitations and complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by or agreed to by or on behalf of the Acquired Fund. The Acquired Fund has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code;

         (J) The Acquired Fund has not undergone, has not agreed to undergo, and is not required to undergo (nor will it be required as a result of the transactions contemplated in this Agreement to undergo) a change in its method of accounting resulting in an adjustment to its taxable income pursuant to
Section 481 of the Code. The Acquired Fund will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received on or prior to the Closing Date;

         (K) The Acquired Fund will not have taken or agreed to take any action, and will not be aware of any agreement, plan or other circumstance, that is inconsistent with the representations set forth in the Acquired Fund Tax Representation Certificate to be delivered pursuant to Section 7.4;

         (L) There are (and as of immediately following the Closing there will be) no liens on the assets of the Acquired Fund relating to or attributable to Taxes, except for Taxes not yet due and payable;

         (M) The Tax bases of the assets of the Acquired Fund are accurately reflected on the Acquired Fund's Tax books and records;

         (N) The Acquired Fund's Tax attributes are not limited under the Code (including but not limited to any capital loss carry forward limitations under Sections 382 or 383 of the Code and the Treasury Regulations thereunder) or comparable provisions of state law; and

         (O) For purposes of this Agreement, "TAXES" or "TAX" shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof; and "TAX RETURNS" shall mean all reports, returns, declarations, statements or other information required to be supplied to a governmental or regulatory authority or agency, or to any other person, in connection with Taxes and any associated schedules or work papers produced in connection with such items;

         (k) All issued and outstanding Acquired Fund Shares are, and at the Closing Date will be, duly authorized, legally issued and outstanding, fully paid and nonassessable by the Acquired Fund. All of the issued and outstanding Acquired Fund Shares will, at the time of Closing, be held of record by the persons and in the amounts set forth in the Shareholder List submitted to the Acquiring Fund pursuant to Section 3.5 hereof. The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquired Fund Shares, nor is there outstanding any security convertible into any Acquired Fund Shares;

         (l) At the Closing Date, the Acquired Fund will have good and marketable title to the Acquired Assets, and full right, power and authority to sell, assign, transfer and deliver the Acquired Assets to the Acquiring Fund, and, upon delivery and payment for the Acquired Assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, except such restrictions as might arise under the Securities Act;

         (m) The Acquired Trust has the trust power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquired Trust's Board of Trustees, and, subject to the approval of the Acquired Fund's shareholders, assuming due authorization, execution and delivery by the Acquiring Fund, this Agreement will constitute a valid and binding obligation of the Acquired Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

         (n) The information to be furnished by the Acquired Fund to the Acquiring Fund for use in applications for orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby and any information necessary to compute the total return of the Acquired Fund shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto;

         (o) The information included in the proxy statement ("PROXY STATEMENT") forming part of the Acquiring Trust's Registration Statement on Form N-14 filed in connection with this Agreement ("REGISTRATION STATEMENT") that has been furnished in writing by the Acquired Fund to the Acquiring Fund for inclusion in the Registration Statement, on the date thereof and at all times prior to the conclusion of the shareholder meeting with respect to the Acquired Fund to which the Proxy Statement relates, will (i) not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading, and (ii) comply in all material respects with the provisions of the Securities Act, the Exchange Act and the Investment Company Act and the rules and regulations thereunder;

         (p) All of the issued and outstanding Acquired Fund Shares have been offered for sale and sold in compliance in all material respects with all applicable federal and state securities laws, except as may have been previously disclosed in writing to the Acquiring Fund;

         (q) The Acquired Fund currently complies in all material respects with, and since its organization has complied in all material respects with, the requirements of, and the rules and regulations under, the Investment Company Act, the Securities Act, the Exchange Act, state "Blue Sky" laws and all other applicable federal and state laws or regulations. The Acquired Fund currently complies in all material respects with, and since its organization has complied in all material respects with, all investment objectives, policies, guidelines and restrictions and any compliance procedures established by the Acquired Fund with respect to the Acquired Fund. All advertising and sales material used by the Acquired Fund complies in all material respects with and has complied in all material respects with the applicable requirements of the Securities Act, the Investment Company Act, the rules and regulations of the Commission, and, to the extent applicable, the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD") and any applicable state regulatory authority. All registration statements, prospectuses, reports, proxy materials or other filings required to be made or filed with the Commission, the NASD or any state securities authorities by the Acquired Fund have been duly filed and have been approved or declared effective, if such approval or declaration of effectiveness is required by law. Such registration statements, prospectuses, reports, proxy materials and other filings under the Securities Act, the Exchange Act and the Investment Company Act (i) are or were in compliance in all material respects with the requirements of all applicable statutes and the rules and regulations thereunder and (ii) do not or did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not false or misleading;

         (r) Neither the Acquired Fund nor, to the knowledge of the Acquired Fund, any "affiliated person" of the Acquired Fund has been convicted of any felony or misdemeanor, described in Section 9(a)(1) of the Investment Company Act, nor, to the knowledge of the Acquired Fund, has any affiliated person of the Acquired Fund been the subject, or presently is the subject, of any proceeding or investigation with respect to any disqualification that would be a basis for denial, suspension or revocation of registration as an investment adviser under Section 203(e) of the Investment Advisers Act of 1940, as amended ("INVESTMENT ADVISERS ACT"), or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser, employee, officer or director of an investment company under Section 9 of the Investment Company Act; and

         (s) The Acquired Fund Tax Representation Certificate to be delivered by Acquired Trust, on behalf of the Acquired Fund, to the Acquiring Fund and Wilmer Cutler Pickering Hale and Dorr LLP at the Closing pursuant to Section 7.4 ("ACQUIRED FUND TAX REPRESENTATION CERTIFICATE") will not on the Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

         4.2 Except as set forth in Schedule 4.2 hereto, the Acquiring Trust, on behalf of the Acquiring Fund, represents, warrants and covenants to the Acquired Fund, which representations, warranties and covenants will be true and correct on the date hereof and on the Closing Date as though made on and as of the Closing Date, as follows:

         (a) The Acquiring Fund is a newly formed shell series of the Acquiring Trust. The Acquiring Fund has not commenced operations and will not do so until the Closing. The Acquiring Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware. The Acquiring Trust has the power to own all of its properties and assets and to perform the obligations under this Agreement. The Acquiring Fund is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would subject it to any material liability or disability. Each of the Acquiring Trust and the Acquiring Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted;

         (b) The Acquiring Trust is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the Investment Company Act is in full force and effect;

         (c) The Acquiring Fund's registration statement on Form N-1A that will be in effect on the Closing Date, and the prospectus and statement of additional information of the Acquiring Fund included therein, will conform in all material respects with the applicable requirements of the Securities Act and the Investment Company Act and the rules and regulations of the Commission thereunder, and did not as of the effective date thereof and will not as of the Closing Date contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

         (d) The Registration Statement dated October 10, 2006, and the Proxy Statement and statement of additional information with respect to the Acquiring Fund, each dated October 9, 2006, and any amendments or supplements to the Registration Statement (other than written information furnished by the Acquired Fund for inclusion therein, as covered by the Acquired Fund's warranty in
Section 4.1(o) hereof), on the date thereof and at all times prior to the conclusion of the shareholder meeting with respect to the Acquired Fund to which the Proxy Statement relates, will (i) not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading and (ii) comply in all material respects with the provisions of the Securities Act, the Exchange Act and the Investment Company Act and the rules and regulations thereunder;

         (e) The Acquiring Trust is not in violation of, and the execution and delivery of this Agreement and performance of its obligations under this Agreement will not result in (i) a material violation of, any provisions of the Trust Instrument or Bylaws of the Acquiring Trust or any material agreement, indenture, instrument, contract, lease or other undertaking with respect to the Acquiring Fund to which the Acquiring Trust is a party or by which the Acquiring Fund or any of its assets is bound or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquiring Trust, on behalf of the Acquiring Fund, is a party or by which it is bound;

         (f) No litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending or to its knowledge threatened against the Acquiring Fund or any of the Acquiring Fund's properties or assets. The Acquiring Fund knows of no facts that might form the basis for the institution of such proceedings. Neither the Acquiring Trust nor the Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Acquiring Fund's business or its ability to consummate the transactions contemplated herein;

         (g) The Acquiring Fund has no actual or potential liability for any Tax obligation of any taxpayer other than itself. The Acquiring Fund is not and has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. The Acquiring Fund is not a party to any Tax allocation, sharing, or indemnification agreement;

         (h) The Acquiring Fund has not taken or agreed to take any action, and is not aware of any agreement, plan or other circumstance, that is inconsistent with the representations set forth in the Acquiring Fund Tax Representation Certificate to be delivered pursuant to Section 6.5;

         (i) The authorized capital of the Acquiring Fund consists of an unlimited number of shares of beneficial interest, $0.01 par value per share. The Acquiring Fund has no assets or liabilities and has carried on no business activities prior to the date first shown above. Prior to the Closing Date, the Acquiring Fund will not have any assets or liabilities or have carried on any business activities. As of the Closing Date, the Acquiring Fund will be authorized to issue an unlimited number of shares of beneficial interest, $0.01 par value per share. The Acquiring Fund Shares to be issued and delivered to the Acquired Fund for the account of the Acquired Fund Shareholders pursuant to the terms of this Agreement will have been duly authorized on the Closing Date and, when so issued and delivered, will be legally issued and outstanding, fully paid and non-assessable by the Acquiring Trust;

         (j) Upon consummation of the Reorganization, all issued and outstanding Acquiring Fund Shares are, and on the Closing Date will have been offered and sold in every state and the District of Columbia in compliance in all material respects with all applicable federal and state securities laws. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund shares, nor is there outstanding any security convertible into any Acquiring Fund shares;

         (k) The Acquiring Trust has the trust power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquiring Trust's Board of Trustees, and, assuming due authorization, execution and delivery by the Acquired Fund, this Agreement will constitute a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

         (l) The information to be furnished in writing by the Acquiring Fund or the Acquiring Fund Adviser for use in applications for orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto or the requirements of any form for which its use is intended, and shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the information provided not misleading;

         (m) No consent, approval, authorization or order of or filing with any court or governmental authority is required for the execution of this Agreement or the consummation of the transactions contemplated by the Agreement by the Acquiring Fund, except such as may be required under the Securities Act, the Exchange Act, the Investment Company Act and state securities laws;

         (n) The Acquiring Fund is a separate fund of the Acquiring Trust within the meaning of Section 851(g) of the Code.

         (o) The Acquiring Trust currently complies in all material respects with, and since its organization has complied in all material respects with, the requirements of, and the rules and regulations under, the Investment Company Act, the Securities Act, the Exchange Act, state "Blue Sky" laws and all other applicable federal and state laws or regulations. The Acquiring Trust currently complies in all material respects with, and since its organization has complied in all material respects with, all investment objectives, policies, guidelines and restrictions and any compliance procedures established by the Acquiring Trust. All advertising and sales material used by the Acquiring Trust complies in all material respects with and has complied in all material respects with the applicable requirements of the Securities Act, the Investment Company Act, the rules and regulations of the Commission, and, to the extent applicable, the Conduct Rules of the NASD and any applicable state regulatory authority. All registration statements, prospectuses, reports, proxy materials or other filings required to be made or filed with the Commission, the NASD or any state securities authorities by the Acquiring Trust have been duly filed and have been approved or declared effective, if such approval or declaration of effectiveness is required by law. Such registration statements, prospectuses, reports, proxy materials and other filings under the Securities Act, the Exchange Act and the Investment Company Act (i) are or were in compliance in all material respects with the requirements of all applicable statutes and the rules and regulations thereunder and (ii) do not or did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not false or misleading;

         (p) Neither the Acquiring Fund nor, to the knowledge of the Acquiring Fund, any "affiliated person" of the Acquiring Fund has been convicted of any felony or misdemeanor, described in Section 9(a)(1) of the Investment Company Act, nor, to the knowledge of the Acquiring Fund, has any affiliated person of the Acquiring Fund been the subject, or presently is the subject, of any proceeding or investigation with respect to any disqualification that would be a basis for denial, suspension or revocation of registration as an investment adviser under Section 203(e) of the Investment Advisers Act or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser, employee, officer or director of an investment company under Section 9 of the Investment Company Act;

         (q) For the taxable year that includes the Closing Date and for subsequent taxable periods, the Acquiring Trust reasonably expects that the Acquiring Fund will meet the requirements of Subchapter M of the Code for qualification as a regulated investment company and will be eligible to, and will, compute its Federal income tax under Section 852 of the Code; and

         (r) The tax representation certificate to be delivered by the Acquiring Fund to the Acquired Fund and Wilmer Cutler Pickering Hale and Dorr LLP at Closing pursuant to Section 6.5 ("ACQUIRING FUND TAX REPRESENTATION
CERTIFICATE") will not on the Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

5.       COVENANTS OF THE FUNDS

         5.1 The Acquired Fund will operate the Acquired Fund's business in the ordinary course of business and shall comply in all material respects with all applicable laws, rules and regulations between the date hereof and the Closing Date. It is understood that such ordinary course of business will include the declaration and payment of customary dividends and other distributions and any other dividends and other distributions necessary or advisable (except to the extent dividends or other distributions that are not customary may be limited by representations made in connection with the issuance of the tax opinion described in Article 8 hereof), in each case payable either in cash or in additional shares.

         5.2 The Acquired Trust will call a special meeting of the Acquired Fund's shareholders to consider approval of this Agreement and act upon the matters set forth in the Proxy Statement.

         5.3 The Acquiring Fund will prepare the notice of meeting, form of proxy and Proxy Statement (collectively, "PROXY MATERIALS") to be used in connection with such meeting, and will promptly prepare and file with the Commission the Proxy Materials. The Acquired Fund will provide the Acquiring Fund with information reasonably requested for the preparation of the Proxy
Materials in compliance with the Securities Act, the Exchange Act, and the Investment Company Act.

         5.4 The Acquired Fund covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired by the Acquired Fund for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

         5.5 The Acquired Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requires concerning the beneficial ownership of the Acquired Fund Shares.

         5.6 Subject to the provisions of this Agreement, each Fund will take, or cause to be taken, all actions, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

         5.7 The Acquired Fund shall furnish to the Acquiring Fund on the Closing Date a statement of assets and liabilities of the Acquired Fund ("STATEMENT OF ASSETS AND LIABILITIES") as of the Closing Date setting forth the NAV (as computed pursuant to Article 2) of the Acquired Fund as of the Valuation Time, which statement shall be prepared in accordance with GAAP consistently applied and certified by the Acquired Fund's Treasurer or Assistant Treasurer. As promptly as practicable, but in any case within 30 days after the Closing Date, the Acquired Fund shall furnish to the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes, and of any capital loss carryovers and other items that will be carried over to the Acquiring Fund under the Code, and which statement will be certified by the Treasurer of the Acquired Fund.

         5.8 Neither Fund shall take any action that is inconsistent with the representations set forth in, with respect to the Acquired Fund, the Acquired Fund Tax Representation Certificate and, with respect to the Acquiring Fund, the Acquiring Fund Tax Representation Certificate.

         5.9 From and after the date of this Agreement and until the Closing Date, each of the Trusts and the Acquired Fund and the Acquiring Fund shall use its commercially reasonable efforts to cause the Reorganization to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could prevent the Reorganization from qualifying, as a reorganization under the provisions of Section 368(a) of the Code. The parties hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the income tax regulations promulgated under the Code. Unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code, the parties hereto shall treat and report the transactions contemplated hereby as a reorganization within the meaning of
Section 368(a)(1)(F) of the Code and shall not take any position inconsistent with such treatment.

         5.10 From and after the date of this Agreement and through the time of the Closing, each Fund shall use its commercially reasonable efforts to cause it to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could prevent it from qualifying as a regulated investment company under the provisions of Subchapter M of the Code.

         5.11 The Acquired Fund shall prepare, or cause to be prepared, all Tax Returns of the Acquired Fund for taxable periods that end on or before the Closing Date and shall timely file, or cause to be timely filed, all such Tax Returns. The Acquired Fund shall make any payments of Taxes required to be made by it with respect to any such Tax Returns.

         5.12 The Acquiring Trust, on behalf of the Acquiring Fund, and the Acquired Trust, on behalf of the Acquired Fund, will use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to
effect  the   transactions   contemplated  by  this  Agreement  as  promptly  as
practicable.

         5.13 The Acquired Trust, on behalf of the Acquired Fund, will, from time to time, as and when reasonably requested by the Acquiring Trust, execute and deliver or cause to be executed and delivered all such assignments and other instruments and will take or cause to be taken such further actions as the Acquiring Trust, on behalf of the Acquiring Fund, may reasonably deem necessary or desirable in order to vest in and confirm (a) the Acquired Trust's title to and possession of the Acquiring Fund Shares to be delivered hereunder and (b) the Acquiring Trust's title to and possession of all of the Acquired Assets and to otherwise carry out the intent and purpose of this Agreement.

         5.14 The Acquiring Trust, on behalf of the Acquiring Fund, will, from time to time, as and when reasonably requested by the Acquired Trust, execute and deliver or cause to be executed and delivered all such assumptions and other instruments and will take or cause to be taken such further actions as the Acquired Trust, on behalf of the Acquired Fund, may reasonably deem necessary or desirable in order to carry out the intent and purpose of this Agreement.

         5.15 The Acquiring Trust, on behalf of the Acquiring Fund, will use all reasonable efforts to obtain the approvals and authorizations required by the Securities Act, the Investment Company Act and such of the state blue sky or securities laws as may be necessary in order to operate after the Closing Date.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND

         The obligations of the Acquired Fund to complete the transactions provided for herein shall be, at its election, subject to the performance by the Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions, unless waived by the Acquired Fund in writing:

         6.1 All representations and warranties by the Acquiring Trust, on behalf of the Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof (in each case, as such representations and warranties would read as if all qualifications as to materiality were deleted therefrom) and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

         6.2 The Acquiring Trust, on behalf of the Acquiring Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquiring Trust, on behalf of the Acquiring Fund, on or before the Closing Date. The Acquiring Trust, on behalf of the Acquiring Fund, shall have executed and delivered an assumption of the Assumed Liabilities and all such other agreements and instruments as the Acquired Trust may reasonably deem necessary or desirable in order to vest in and confirm (a) such Acquired Fund's title to and possession of the Acquiring Fund Shares to be delivered hereunder and (b) the Acquiring Trust's assumption of the Assumed Liabilities and to otherwise carry out the intent and purpose of this Agreement.

         6.3 The Acquiring Trust shall have delivered to the Acquired Trust on the Closing Date a certificate of the Acquiring Trust, on behalf of the Acquiring Fund, executed in its name by its President or Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquired Trust and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Trust made in this Agreement are true and correct in all material respects at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, that each of the conditions to Closing in this Article 6 have been met, and as to such other matters as the Acquired Trust shall reasonably request;

         6.4 The Acquiring Trust, on behalf of the Acquiring Fund, and the Acquired Trust, on behalf of the Acquired Fund, shall have agreed on the number of full and fractional Acquiring Fund Shares to be issued by the Acquiring Fund in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.

         6.5 The Acquiring Trust, on behalf of the Acquiring Fund, shall have delivered to the Acquired Trust and Wilmer Cutler Pickering Hale and Dorr LLP an Acquiring Fund Tax Representation Certificate, satisfactory to the Acquiring Fund and Wilmer Cutler Pickering Hale and Dorr LLP, in a form mutually acceptable to the Acquiring Trust and the Acquired Trust, concerning certain tax-related matters with respect to the Acquiring Fund; and

         6.6 With respect to the Acquiring Fund, the Board of Trustees of the Acquiring Trust shall have determined that the Reorganization is in the best interests of the Acquiring Fund and, based upon such determination, shall have approved this Agreement and the transactions contemplated hereby.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

         The obligations of the Acquiring Fund to complete the transactions provided for herein shall be, at its election, subject to the performance by the Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following further conditions, unless waived by the Acquiring Fund in writing:

         7.1 All representations and warranties of the Acquired Trust, on behalf of the Acquired Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof (in each case, as such representations and warranties would read as if all qualifications as to materiality were deleted therefrom) and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

         7.2 The Acquired Trust shall have delivered to the Acquiring Fund the Statement of Assets and Liabilities of the Acquired Fund pursuant to Section 5.7, together with a list of its portfolio securities showing the federal income tax bases and holding periods of such securities, as of the Closing Date, certified by the Acquired Trust's Treasurer or Assistant Treasurer. The Acquired Trust, on behalf of the Acquired Fund, shall have executed and delivered all such assignments and other instruments of transfer as the Acquiring Trust may reasonably deem necessary or desirable in order to vest in and confirm (a) the Acquired Fund's title to and possession of the Acquiring Fund Shares to be delivered hereunder and (b) the Acquiring Fund's title to and possession of all the Acquired Assets and to otherwise carry out the intent and purpose of this Agreement. The Acquiring Trust, on behalf of the Acquiring Fund, shall have executed and delivered all such assumptions and other instruments of transfer as the Acquired Trust may reasonably deem necessary or desirable in order to carry out the intent and purpose of this Agreement;

         7.3 The Acquired Trust shall have delivered to the Acquiring Trust on the Closing Date a certificate of the Acquired Trust, on behalf of the Acquired Fund, executed in its name by its President or Vice President and a Treasurer or Assistant Treasurer, in form and substance reasonably satisfactory to the Acquiring Trust and dated as of the Closing Date, to the effect that the representations and warranties of the Acquired Trust contained in this Agreement are true and correct in all material respects at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, that each of the conditions to Closing in this Article 7 have been met, and as to such other matters as the Acquiring Trust shall reasonably request;

         7.4 The Acquired Trust, on behalf of the Acquired Fund, shall have delivered to the Acquiring Trust and Wilmer Cutler Pickering Hale and Dorr LLP an Acquired Fund Tax Representation Certificate, satisfactory to the Acquiring Fund and Wilmer Cutler Pickering Hale and Dorr LLP, in a form mutually acceptable to the Acquiring Trust and the Acquired Trust, concerning certain tax-related matters with respect to the Acquired Fund;

         7.5 The Board of Trustees of the Acquired Fund shall have determined that the Reorganization is in the best interests of the Acquired Fund and, based upon such determination, shall have approved this Agreement and the transactions contemplated hereby;

         7.6 The Acquiring Trust, on behalf of the Acquiring Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquiring Trust, on behalf of the Acquiring Fund, on or before the Closing Date.

         7.7 The Acquiring Trust, on behalf of the Acquiring Fund, and the Acquired Trust, on behalf of the Acquired Fund, shall have agreed on the number of full and fractional Acquiring Fund Shares to be issued by the Acquiring Fund in connection with the Reorganization after such number has been calculated in accordance with Section 1.1.

8.       FURTHER CONDITIONS PRECEDENT

         If any of the conditions set forth below does not exist on or before the Closing Date with respect to either party hereto, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

         8.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the Acquired Fund's shareholders in accordance with the provisions of the Acquired Trust's Declaration of Trust and By-Laws, applicable Massachusetts law and the Investment Company Act, and certified copies of the resolutions evidencing such approval by the Acquired Fund's shareholders shall have been delivered by the Acquired Fund to the Acquiring Fund. Notwithstanding anything herein to the contrary, neither party hereto may waive the conditions set forth in this Section 8.1;

         8.2 On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;

         8.3 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities) deemed necessary by either party hereto to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of either party hereto, provided that either party may waive any such conditions for itself;

         8.4 The Registration Statement shall have become effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act;

         8.5 The  parties  shall have  received  the  opinion  of Wilmer  Cutler
Pickering Hale and Dorr LLP, dated the Closing Date, satisfactory to the Acquired Trust and the Acquiring Trust and subject to customary assumptions and qualifications, substantially to the effect that for federal income tax purposes the acquisition by the Acquiring Fund of the Acquired Assets in exchange for the issuance of Acquiring Fund Shares to the Acquired Fund and the assumption of the Assumed Liabilities by the Acquiring Fund, followed by the distribution by the Acquired Fund, in liquidation of the Acquired Fund, of Acquiring Fund Shares to the Acquired Fund Shareholders in exchange for their Acquired Fund Shares and the termination of the Acquired Fund, will constitute a "reorganization" within the meaning of Section 368(a) of the Code.

9.       INDEMNIFICATION

         9.1 The Acquiring Trust, out of the Acquiring Fund's assets and property (including any amounts paid to the Acquiring Fund pursuant to any applicable liability insurance policies or indemnification agreements) agrees to indemnify and hold harmless the Acquired Trust and its Trustees and officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquired Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Acquiring Trust, on behalf of the Acquired Fund, of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Acquiring Trust or its Trustees or officers prior to the Closing Date, provided that such indemnification by the Acquiring Trust (or the Acquiring Fund) is not
(i) in violation of applicable law or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

         9.2 The Acquired Trust, out of the Acquired Fund's assets and property (including any amounts paid to the Acquired Fund pursuant to any applicable liability insurance policies or indemnification agreements) agrees to indemnify and hold harmless the Acquiring Trust and its Trustees and officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquiring Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Acquired Trust, on behalf of the Acquired Fund, of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by the Acquired Trust or its Trustees or officers prior to the Closing Date, provided that such indemnification by the Acquired Trust (or the Acquired Fund) is not (i) in violation of applicable law or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.

         9.3 For avoidance of doubt, the foregoing indemnification obligations are expressly subject to the provisions of Section 15.5 of this Agreement.

10.      BROKERAGE FEES AND EXPENSES

         10.1 Each party hereto represents and warrants to the other party hereto that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

         10.2 The expenses relating to the Reorganization will be borne by E*TRADE Financial Corporation. The costs of the Reorganization shall include, but not be limited to, costs associated with preparing, printing and distributing the Registration Statement, the Proxy Statement, legal fees, accounting fees, securities registration fees and expenses of holding shareholders' meetings. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a "regulated investment company" within the meaning of Section 851 of the Code.

11.      ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

         11.1 The Acquiring Trust and the Acquired Trust each agrees that neither party has made any representation, warranty or covenant not set forth herein or referred to in Sections 4.1 or 4.2 hereof and that this Agreement constitutes the entire agreement between the parties.

         11.2 The covenants to be performed after the Closing by both the Acquiring Trust and the Acquired Trust, and the obligations of the Acquiring Trust, on behalf of the Acquiring Fund, in Section 9.1, shall survive the Closing. All other representations, warranties and covenants contained in this Agreement or in any document delivered pursuant thereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder and shall terminate on the Closing.

12.      TERMINATION

         12.1 This Agreement may be terminated by the mutual agreement of the Acquiring Trust and the Acquired Trust. In addition, either party may at its option terminate this Agreement at or prior to the Closing Date:

         (a) because of a material breach by the other of any representation, warranty, covenant or agreement contained herein to be performed at or prior to the Closing Date;

         (b) because of a condition herein expressed to be precedent to the obligations of the terminating party which has not been met and which reasonably appears will not or cannot be met;

         (c) by resolution of the Acquiring Trust's Board of Trustees if circumstances should develop that, in the good faith opinion of such Board, make proceeding with the Agreement not in the best interests of the Acquiring Fund's shareholders;

         (d) by resolution of the Acquired Trust's Board of Trustees if circumstances should develop that, in the good faith opinion of such Board, make proceeding with the Agreement not in the best interests of the Acquired Fund's shareholders; or

         (e) if the transactions contemplated by this Agreement shall not have occurred on or prior to December 31, 2006 or such other date as the parties may mutually agree upon in writing.

         12.2 In the event of any such termination, there shall be no liability for damages on the part of the Acquiring Trust, the Acquiring Fund, the Acquired Trust or the Acquired Fund, or the trustees or officers of the Acquired Trust or the Acquiring Trust, but, subject to Section 10.2, each party shall bear the expenses incurred by it incidental to the preparation and carrying out of this Agreement.

13.      AMENDMENTS

         This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Acquired Trust and the Acquiring Trust; provided, however, that following the meeting of the Acquired Fund's shareholders called by the

Acquired Trust pursuant to Section 5.2 of this Agreement, no such amendment may have the effect of changing the provisions regarding the method for determining the number of Acquiring Fund Shares to be received by the Acquired Fund Shareholders under this Agreement to their detriment without their further approval; provided that nothing contained in this Section 13 shall be construed to prohibit the parties from amending this Agreement to change the Closing Date.

14.      NOTICES

         Any notice, report, statement or demand required or permitted by any provision of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Acquired Fund at its address set forth in the first paragraph of this Agreement and the Acquiring Fund at its address set forth in the first paragraph of this Agreement.

15.      HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT

         15.1 The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         15.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         15.3 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to conflict of laws principles (other than Delaware Code Title 6 ss. 2708); provided that, in the case of any conflict between those laws and the federal securities laws, the latter shall govern.

         15.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by either party without the prior written consent of the other party hereto. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, or other entity, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

         15.5 It is expressly agreed that the obligations of the Acquiring Trust and the Acquired Trust shall not be binding upon any of their respective trustees, shareholders, nominees, officers, agents or employees personally, but bind only to the property of the Acquiring Fund or the Acquired Fund, as the case may be, as provided in the trust instruments of the Acquiring Trust and the Declaration of Trust of the Acquired Trust, respectively. The execution and delivery of this Agreement have been authorized by the trustees of the Acquiring Trust and of the Acquired Trust and this Agreement has been executed by authorized officers of the Acquiring Trust and the Acquired Trust, acting as such, and neither such authorization by such trustees nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to imposed any liability on any of them personally, but shall bind only the property of the Acquiring Fund and the Acquired Fund, as the case may be, as provided in the trust instruments of the Acquiring Trust and the Declaration of Trust of the Acquired Trust, respectively. The debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to any particular series of either the Acquired Trust or the Acquiring Trust, including without limitation the Acquired Fund and the Acquiring Fund, shall be enforceable against the assets of such series only, and not against the assets of any other series of the Acquired Trust or the Acquiring Trust, as applicable, or the Acquired Trust or the Acquiring Trust, as applicable, generally.

                                    * * * * *

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first set forth above by its President or Vice President and attested by its Secretary or Assistant Secretary.

Attest:                                E*TRADE Funds on behalf of its series,
                                       E*TRADE Delphi Value Fund

By: ________________________________   By: /s/ Elizabeth Gottfried______________
Name:                                  Name: Elizabeth Gottfried
Title:                                 Title: President
Attest:                                Kobren Insight Funds on behalf of its
                                       series,  Delphi Value Fund


By: ________________________________   By: /s/Eric Godes________
Name:                                  Name: Eric Godes
Title:                                 Title: Vice President

                                                                    SCHEDULE 4.1


                                      None

                                                                    SCHEDULE 4.2


                                      None

                                       23